Exhibit 99.1

VITAMIN SHOPPE, INC.	NEWS RELEASE
2101 91st Street
North Bergen, NJ 07047
(201) 624-2900
VitaminShoppe.com

THE VITAMIN SHOPPE® APPOINTS MICHAEL BEARDALL PRESIDENT OF

NUTRI-FORCE NUTRITION

NORTH BERGEN, NJ (June 11, 2015) – Vitamin Shoppe, Inc. (NYSE: VSI) today announced that it has appointed Michael Beardall as President, Nutri-Force Nutrition, a subsidiary of the Vitamin Shoppe. Nutri-Force Nutrition, based in Miami Lakes, FL, is a leading contract manufacturer of vitamins, minerals and supplements. Nutri-Force also manufactures and sells its own line of sports nutrition products under the Nutri-Force Sports® and Betancourt brands.

Mr. Beardall joins Nutri-Force from Capstone Nutrition, a global contract manufacturer of nutritional supplements, where he most recently served as President. Mr. Beardall led the cultural, financial and operational integration of the company’s Utah and Tennessee facilities. Prior to Capstone, Mr. Beardall served as CEO of Cornerstone Research & Development. During his tenure with Cornerstone, Mr. Beardall led the Ogden, Utah-based company’s strategic vision, growth strategies and day-to-day operations.

“We are happy to welcome Mike to the Vitamin Shoppe family, said Colin Watts, CEO, Vitamin Shoppe, Inc. “Mike brings more than 15 years experience in the nutraceutical industry to Nutri-Force. With Mike’s leadership, a seasoned management team already in place, and a top-quality facility, we have the foundation to support future growth at Nutri-Force.”

“Nutri-Force has long been a leader in the industry with a commitment to manufacturing high-quality products, and I look forward to working with the team and all of our customers,” commented Michael Beardall, President, Nutri-Force Nutrition. “The development of proprietary brands is an important initiative for the Vitamin Shoppe, and I am excited to be joining the team at this stage in its growth cycle.”

About the Vitamin Shoppe, Inc. (NYSE:VSI)

Vitamin Shoppe is a multi-channel specialty retailer and contract manufacturer of nutritional products based in North Bergen, New Jersey. In its stores and on its websites, the Company carries one of the most comprehensive retail assortments in the industry, including vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering 900 national brand products, the Vitamin

Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plntTM, ProBioCareTM, Next StepTM, Betancourt and Nutri-Force Sports® brands. The Vitamin Shoppe conducts business through more than 700 company-operated retail stores under The Vitamin Shoppe, Super Supplements and Vitapath retail banners, and primarily through its website, VitaminShoppe.com. Follow the Vitamin Shoppe on Facebook at facebook.com/THEVITAMINSHOPPE and on Twitter at twitter.com/VitaminShoppe.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw materials, compliance with regulations, certifications and best practices with respect to the development, manufacture, sales and marketing of the company’s products and other factors which are further described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law.

Media Contact:	Investor and Analyst Contact:
Meghan Biango	Kathleen Heaney
(201) 552-6017	(646) 912-3844
Meghan.Biango@vitaminshoppe.com	ir@vitaminshoppe.com

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(NYSE:VSI)

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